Exhibit 10.34

Executive Cash Incentive Plan

1. DEFINED TERMS

Exhibit A, which is incorporated by reference herein, defines certain terms used in the Plan and sets forth operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company and its Affiliates by providing for the grant of cash-based incentive Awards to Participants.

3. ADMINISTRATION

The Administrator shall administer the Plan and shall have discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan and any Award; to determine eligibility for and grant Awards; to adjust the Performance Criterion or Criteria applicable to Awards; to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards; to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determination made under the Plan and/or with respect to Awards need not be uniform among Participants. All determinations of the Administrator made with respect to the Plan or any Award are conclusive and shall bind all persons.

4. ELIGIBILITY; PARTICIPATION

The Administrator may select Participants from among executive officers and other key employees of the Company and its Affiliates.

5. GRANT OF AWARDS

A Participant who is granted an Award will be entitled to a payment, if any, in respect of the Award only if all conditions to payment have been satisfied (or deemed to have been satisfied) in accordance with the Plan and the terms of the Award. By accepting (or being deemed to have accepted) an Award, the Participant agrees or will be deemed to have agreed to the terms and conditions of the Award and the Plan. The Administrator will select the Participants, if any, who receive Awards for each Performance Period and, for each Award, will establish the following:

(a) the Performance Criterion or Criteria applicable to the Award;

(b) the amount or amounts that will be payable (subject to adjustment in accordance with Section 6) if the Performance Criterion or Criteria are achieved in whole or in part; and

(c) such other terms and conditions as the Administrator determines with respect to the Award.

The Administrator may, but need not, provide that Awards will be evidenced by a written agreement, written notice or other written documentation, but in the event of any dispute regarding whether an Award has been made, the Participant must provide clear and convincing evidence that an Award has been made.

6. DETERMINATION OF PERFORMANCE; AMOUNTS PAYABLE

As soon as reasonably practicable after the end of the applicable Performance Period, the Administrator will determine whether and to what extent, if at all, the Performance Criterion or Criteria applicable to each Award granted for such Performance Period have been satisfied. The Administrator will then determine the amount payable, if any, under each Award. The Administrator may, in its sole discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable in respect of any Award, adjust the actual payment, if any, to be made with respect to such Award. The Administrator may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant. In each case, the Administrator’s discretionary determination, which may affect different Awards differently, is conclusive and bind all persons.

7. PAYMENTS UNDER AWARDS

The Administrator will determine the payment dates for Awards under the Plan. Except as otherwise determined by the Administrator or the Company:

(a) all payments under the Plan will be made, if at all, not later than two and one-half months after the end of the fiscal year in which the Performance Period ends; provided, that the Administrator may (but is not required to) authorize elective deferrals of any Award payments in accordance with the deferral rules of Section 409A;

(b) payment will not be made with respect to an Award unless the Participant has remained employed with the Company and its Affiliates through the date of payment; and

(c) awards under the Plan are intended to qualify for exemption from Section 409A of the Code and shall be construed and administered accordingly.

8. TAX WITHHOLDING

All payments under the Plan will be reduced by all tax and other amounts required to be withheld with respect to the payment. Any amounts withheld pursuant to this Section 9 will be treated as though such payment had been made directly to the Participant.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator.

10. RECOVERY OF COMPENSATION

Unless otherwise determined by the Administrator in writing, each Award will be subject to any applicable policy of the Company or any of its subsidiaries or Affiliates that provides for forfeiture, disgorgement, recoupment or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended. Subject to the terms of any applicable Award agreement, each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 10 and any clawback, recoupment or similar policy of the Company or any of its subsidiaries or Affiliates and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 10. Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 10.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury, subject to the last sentence of this Section 11(a). By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company or any of its Affiliates has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree (or superseding any prior agreement) to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, none of the Company nor any of its Affiliates, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, its Affiliates, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code (or, in each case, any similar state or local tax law) or otherwise asserted with respect to any Award.

(c) Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Equity Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

(d) Governing Law. Except as otherwise provided by the express terms of an Award, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction; provided that this provision shall not be construed to require an employee who primarily resides and works in California to deprive the employee of the substantive protection of California law with respect to a controversy arising in California, in each case, except to the extent permitted by Section 925(e) of the California Labor Code.

(e) Jurisdiction. Unless otherwise provided in an Award Agreement or otherwise agreed in a writing with the Company or any of its Affiliates (including an arbitration agreement or arrangement described in Section 11(a)), by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court. Notwithstanding the foregoing, this provision shall not be construed to require an employee who primarily resides and works in California to adjudicate outside of California a claim arising in California, except to the extent permitted by Section 925(e) of the California Labor Code.

(f) Other Compensation Arrangements. The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its Affiliates or subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

(g) Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its Affiliates. The loss of any Award will not constitute an element of damages in the event of a termination of a Participant’s employment for any reason, even if the termination is in violation of an obligation of the Company or any of its Affiliates to the Participant.

(h) Effective Date. The Plan will be effective upon adoption of the Plan by the Administrator and will supersede and replace the Company’s annual cash bonus program with respect to awards granted to eligible executive officers and employees for fiscal years beginning after the date of adoption. For the avoidance of doubt, the Plan will not supersede any provisions in an individual employment agreement, offer letter, severance agreement or similar written agreement between a Participant and the Company or one of its Affiliates regarding any individual terms that apply with respect to such Participant’s annual or other periodic cash bonus opportunities.

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EXHIBIT A

Definitions

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards or otherwise make determinations under the Plan or with respect to an Award, in each case, to the extent permitted by applicable law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Affiliate”: Any entity that, directly or indirectly, is controlled by, controls or is under common control with the Company and/or any entity in which the Company has a significant equity interest, in either case, as determined by the Board, including, for the avoidance of doubt, FTW, McAfee, LLC and their respective subsidiaries.

“Award”: A cash bonus award that is granted to a Participant with respect to a Performance Period. An Award opportunity may be expressed as a percentage of the Participant’s base salary, as a fixed dollar amount, or in such other form determined by the Administrator.

“Board”: The Board of Directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: McAfee Corp., a Delaware corporation or any successor thereto.

“Compensation Committee”: The Leadership Development and Compensation Committee of the Board.

“FTW”: Foundation Technology Worldwide LLC, a Delaware limited liability company.

“Participant”: A person who is granted an Award by the Administrator under the Plan.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award as determined by the Administrator. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole and may relate to any criterion or any combination of criteria determined by the Administrator (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or

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the performance of one or more companies), which may be determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Administrator specifies). A Performance Criterion may also be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

“Performance Period”: A specified performance period, consisting of the Company’s fiscal year or such other period as the Administrator determines.

“Plan”: The McAfee Executive Cash Incentive Plan, as from time to time amended and in effect.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

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